Exhibit 99.1

Investor	Katie Durant	Media	T.J. Crawford
Contact:	Senior Director	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-6442		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS STRONG FIRST QUARTER RESULTS
RAISES 2021 FULL YEAR EPS AND CONFIRMS CASH FLOW FROM OPERATIONS GUIDANCE RANGES

First Quarter Highlights:
•Total revenues increased to $69.1 billion, up 3.5% compared to prior year
•GAAP diluted EPS of $1.68, up 9.8% compared to prior year
•Adjusted EPS of $2.04, up 6.8% compared to prior year
•Generated cash flow from operations of $2.9 billion

2021 Full Year Guidance:
•Raised GAAP diluted EPS guidance range to $6.24 to $6.36 from $6.06 to $6.22
•Raised Adjusted EPS guidance range to $7.56 to $7.68 from $7.39 to $7.55
•Confirmed cash flow from operations guidance range of $12.0 billion to $12.5 billion

WOONSOCKET, RHODE ISLAND, May 4, 2021 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended March 31, 2021.

“We delivered strong first quarter results and improved our outlook for the year,” said CVS Health President and CEO Karen S. Lynch. “We continue to execute on our strategy while simultaneously managing through a pandemic, helping the country on the road to recovery. Our unmatched assets and strength of our brand are driving results as we work toward improving care delivery and driving growth.”

_____________________________________________
The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” beginning on page 11 and endnotes beginning on page 21 for explanations of non-GAAP financial measures presented in this press release. See pages 12, 13 and 20 for reconciliations of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure.

Consolidated First Quarter Results

	Three Months Ended March 31,
In millions, except per share amounts	2021	2020	Change
Total revenues	$69,097	$66,755	$2,342
Operating income	3,577	3,458	119
Adjusted operating income (1)	4,205	4,113	92
Net income	2,224	2,012	212
Diluted earnings per share	$1.68	$1.53	$0.15
Adjusted EPS (2)	$2.04	$1.91	$0.13
Enterprise prescriptions (3) (4)	738.4	746.6	(8.2)

•Total revenues increased 3.5% for the three months ended March 31, 2021 compared to the prior year driven by growth across all segments.
•Operating income and adjusted operating income increased 3.4% and 2.2%, respectively, for the three months ended March 31, 2021 compared to the prior year. The increase in both operating income and adjusted operating income was primarily due to growth in the Pharmacy Services and Health Care Benefits segments, partially offset by declines in the Retail/LTC segment.
•Interest expense decreased 10.4% for the three months ended March 31, 2021 compared to the prior year primarily due to lower debt in the three months ended March 31, 2021.
•The effective income tax rate was 25.1% for the three months ended March 31, 2021 compared to 27.6% for the three months ended March 31, 2020. The decrease in the effective income tax rate was primarily due to the repeal of the non-deductible health insurer fee (“HIF”) for 2021.

Health Care Benefits Segment

The Health Care Benefits segment offers a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. The segment results for the three months ended March 31, 2021 and 2020 were as follows:

	Three Months Ended March 31,
In millions, except percentages	2021	2020	Change
Total revenues	$20,483	$19,198	$1,285
Adjusted operating income (1)	1,782	1,491	291
Medical benefit ratio (“MBR”) (5)	83.2%	82.4%	0.8%
Medical membership (6)	23.6	23.5	0.1

•Total revenues increased 6.7% for the three months ended March 31, 2021 compared to the prior year primarily driven by growth in the Government Services business, partially offset by the unfavorable impact of the repeal of the HIF for 2021.
•Adjusted operating income increased 19.5% for the three months ended March 31, 2021 compared to the prior year. The increase in adjusted operating income was primarily driven by improved performance in the Government Services business and the impact of cost savings initiatives.
•The MBR increased 80 basis points for the three months ended March 31, 2021 compared to the prior year primarily driven by the repeal of the HIF for 2021 and lower Medicare risk adjustment revenue. These increases were partially offset by improved performance in the Company’s Medicaid products and favorable development of prior-years’ health care cost estimates.
•Medical membership as of March 31, 2021 of 23.6 million increased 214,000 members compared with December 31, 2020, primarily reflecting increases in Medicare and Medicaid products, partially offset by a decline in Commercial products.
•The segment experienced favorable development of prior-years’ health care cost estimates in its Commercial and Government Services businesses during the three months ended March 31, 2021, primarily attributable to fourth quarter 2020 performance.
•Prior years’ health care costs payable estimates developed favorably by $652 million during the three months ended March 31, 2021. This development is reported on a basis consistent with the prior years’ development reported in the health care costs payable table in the Company’s annual audited financial statements and does not directly correspond to an increase in 2021 operating results.

See the supplemental information on page 15 for additional information regarding the performance of the Health Care Benefits segment.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management solutions to employers, health plans, government employee groups and government sponsored programs. The segment results for the three months ended March 31, 2021 and 2020 were as follows:

	Three Months Ended March 31,
In millions	2021	2020	Change
Total revenues	$36,321	$34,983	$1,338
Adjusted operating income (1)	1,507	1,181	326
Total pharmacy claims processed (4) (7)	535.9	541.4	(5.5)
Pharmacy network (8)	455.4	461.1	(5.7)
Mail choice (9)	80.5	80.3	0.2

•Total revenues increased 3.8% for the three months ended March 31, 2021 compared to the prior year primarily driven by net new business, growth in specialty pharmacy, product mix and brand inflation, partially offset by continued price compression and a weak cough, cold and flu season.
•Adjusted operating income increased 27.6% for the three months ended March 31, 2021 compared to the prior year primarily driven by improved purchasing economics and growth in specialty pharmacy, partially offset by continued price compression.
•Total pharmacy claims processed decreased 1.0% on a 30-day equivalent basis for the three months ended March 31, 2021 compared to the prior year primarily driven by a weak cough, cold and flu season, partially offset by net new business in the three months ended March 31, 2021.

See the supplemental information on page 17 for additional information regarding the performance of the Pharmacy Services segment.

Retail/LTC Segment

The Retail/LTC segment fulfills prescriptions for medications, provides patient care programs, sells a wide assortment of health and wellness products and general merchandise, provides health care services through walk-in medical clinics, provides medical diagnostic testing, administers vaccinations and provides services to long-term care facilities. The segment results for the three months ended March 31, 2021 and 2020 were as follows:

	Three Months Ended March 31,
In millions	2021	2020	Change
Total revenues	$23,274	$22,749	$525
Adjusted operating income (1)	1,394	1,902	(508)
Prescriptions filled (4) (7)	375.4	375.1	0.3

•Total revenues increased 2.3% for the three months ended March 31, 2021 compared to the prior year primarily driven by increased COVID-19 diagnostic testing and vaccinations and brand inflation. These increases were partially offset by lower front store revenues, primarily due to the acceleration of demand in March 2020 as consumers prepared for the COVID-19 pandemic and a weak cough, cold and flu season; continued reimbursement pressure and the impact of recent generic introductions.
•Adjusted operating income decreased 26.7% for the three months ended March 31, 2021 compared to the prior year primarily driven by continued reimbursement pressure and the lower front store volume described above. These decreases were partially offset by increased COVID-19 diagnostic testing in the three months ended March 31, 2021.
•Prescriptions filled remained relatively consistent on a 30-day equivalent basis for the three months ended March 31, 2021 compared to the prior year, with COVID-19 vaccinations and the continued adoption of patient care programs largely offset by the impact of a weak cough, cold and flu season, the acceleration of demand in March 2020 as consumers prepared for the COVID-19 pandemic and decreased long-term care prescription volume.

See the supplemental information on page 18 for additional information regarding the performance of the Retail/LTC segment.

2021 Full Year Guidance

The Company raised its full year 2021 GAAP diluted EPS guidance range to $6.24 to $6.36 from $6.06 to $6.22 and its full year 2021 Adjusted EPS guidance range to $7.56 to $7.68 from $7.39 to $7.55 and confirmed its full year 2021 cash flow from operations guidance range of $12.0 billion to $12.5 billion.

The adjustments between GAAP diluted EPS and Adjusted EPS include, as applicable, adding back amortization of intangible assets, as well as integration costs related to the Company’s acquisition (the “Aetna Acquisition”) of Aetna Inc. (“Aetna”).

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern Time) to discuss its first quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About CVS Health

We are a diversified health services company with more than 300,000 employees united around a common purpose of helping people on their path to better health. In an increasingly connected and digital world, we are meeting people wherever they are and changing health care to meet their needs. Built on a foundation of unmatched community presence, our diversified model makes us an integral part of people’s everyday health. From our innovative new services at HealthHUBTM locations, to transformative programs that help manage chronic conditions, we are making health care more accessible, more affordable and simply better. Learn more about how we’re transforming health at www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include, but are not limited to, Ms. Lynch’s quotation, the information under the heading “2021 Full Year Guidance” and the information included in the endnotes and reconciliations. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
In millions, except per share amounts	2021	2020
Revenues:
Products	$47,387	$47,003
Premiums	18,960	17,640
Services	2,453	1,950
Net investment income	297	162
Total revenues	69,097	66,755
Operating costs:
Cost of products sold	40,894	40,347
Benefit costs	15,704	14,387
Operating expenses	8,922	8,563
Total operating costs	65,520	63,297
Operating income	3,577	3,458
Interest expense	657	733
Other income	(50)	(54)
Income before income tax provision	2,970	2,779
Income tax provision	746	767
Net income	2,224	2,012
Net income attributable to noncontrolling interests	(1)	(5)
Net income attributable to CVS Health	$2,223	$2,007

Net income per share attributable to CVS Health:
Basic	$1.69	$1.54
Diluted	$1.68	$1.53
Weighted average shares outstanding:
Basic	1,313	1,306
Diluted	1,322	1,312
Dividends declared per share	$0.50	$0.50

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

In millions	March 31, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$5,598	$7,854
Investments	3,190	3,000
Accounts receivable, net	23,855	21,742
Inventories	17,618	18,496
Other current assets	5,458	5,277
Total current assets	55,719	56,369
Long-term investments	21,025	20,812
Property and equipment, net	12,611	12,606
Operating lease right-of-use assets	20,542	20,729
Goodwill	79,552	79,552
Intangible assets, net	30,639	31,142
Separate accounts assets	4,692	4,881
Other assets	4,826	4,624
Total assets	$229,606	$230,715

Liabilities:
Accounts payable	$10,804	$11,138
Pharmacy claims and discounts payable	16,282	15,795
Health care costs payable	8,272	7,936
Policyholders’ funds	4,440	4,270
Accrued expenses	14,312	14,243
Other insurance liabilities	1,534	1,557
Current portion of operating lease liabilities	1,786	1,638
Short-term debt	252	—
Current portion of long-term debt	2,422	5,440
Total current liabilities	60,104	62,017
Long-term operating lease liabilities	18,587	18,757
Long-term debt	59,270	59,207
Deferred income taxes	6,610	6,794
Separate accounts liabilities	4,692	4,881
Other long-term insurance liabilities	6,870	7,007
Other long-term liabilities	2,309	2,351
Total liabilities	158,442	161,014

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	46,727	46,513
Treasury stock	(28,102)	(28,178)
Retained earnings	51,203	49,640
Accumulated other comprehensive income	1,022	1,414
Total CVS Health shareholders’ equity	70,850	69,389
Noncontrolling interests	314	312
Total shareholders’ equity	71,164	69,701
Total liabilities and shareholders’ equity	$229,606	$230,715

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
In millions	2021	2020
Cash flows from operating activities:
Cash receipts from customers	$66,487	$63,751
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(39,171)	(36,969)
Insurance benefits paid	(15,456)	(14,303)
Cash paid to other suppliers and employees	(8,270)	(8,187)
Interest and investment income received	222	206
Interest paid	(876)	(1,128)
Income taxes paid	(44)	(65)
Net cash provided by operating activities	2,892	3,305

Cash flows from investing activities:
Proceeds from sales and maturities of investments	2,177	1,288
Purchases of investments	(3,131)	(1,535)
Purchases of property and equipment	(829)	(742)
Acquisitions (net of cash acquired)	(84)	(613)
Other	—	5
Net cash used in investing activities	(1,867)	(1,597)

Cash flows from financing activities:
Net borrowings of short-term debt	252	255
Proceeds from issuance of long-term debt	—	3,946
Repayments of long-term debt	(3,049)	(1,008)
Dividends paid	(656)	(652)
Proceeds from exercise of stock options	212	154
Payments for taxes related to net share settlement of equity awards	(3)	(16)
Other	—	(4)
Net cash provided by (used in) financing activities	(3,244)	2,675
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,219)	4,383
Cash, cash equivalents and restricted cash at the beginning of the period	8,130	5,954
Cash, cash equivalents and restricted cash at the end of the period	$5,911	$10,337

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
In millions	2021	2020
Reconciliation of net income to net cash provided by operating activities:
Net income	$2,224	$2,012
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,126	1,086
Stock-based compensation	87	96
Deferred income taxes and other noncash items	(166)	(35)
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(2,093)	(2,715)
Inventories	879	541
Other assets	(223)	(1,119)
Accounts payable and pharmacy claims and discounts payable	576	1,928
Health care costs payable and other insurance liabilities	294	139
Other liabilities	188	1,372
Net cash provided by operating activities	$2,892	$3,305

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP financial measures such as consolidated adjusted operating income, adjusted earnings per share (EPS) and adjusted income attributable to CVS Health exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:
•The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
•During the three months ended March 31, 2021 and 2020, acquisition-related integration costs relate to the Aetna Acquisition. The acquisition-related integration costs are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within the Corporate/Other segment.
•The corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

See endnotes (1) and (2) on page 21 for definitions of non-GAAP financial measures. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented on pages 12, 13 and 20.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of consolidated operating income (GAAP measure) to consolidated adjusted operating income, as well as reconciliations of segment GAAP operating income to segment adjusted operating income:

	Three Months Ended March 31, 2021
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,380	$1,452	$1,265	$(345)	$(175)	$3,577
Amortization of intangible assets	402	55	129	1	—	587
Acquisition-related integration costs	—	—	—	41	—	41
Adjusted operating income (loss) (1)	$1,782	$1,507	$1,394	$(303)	$(175)	$4,205

	Three Months Ended March 31, 2020
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,095	$1,114	$1,780	$(355)	$(176)	$3,458
Amortization of intangible assets	396	67	122	1	—	586
Acquisition-related integration costs	—	—	—	69	—	69
Adjusted operating income (loss) (1)	$1,491	$1,181	$1,902	$(285)	$(176)	$4,113

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of net income attributable to CVS Health to adjusted income attributable to CVS Health and calculations of GAAP diluted EPS and Adjusted EPS:

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$2,223	$1.68	$2,007	$1.53
Amortization of intangible assets	587	0.44	586	0.45
Acquisition-related integration costs	41	0.03	69	0.05
Tax impact of non-GAAP adjustments	(154)	(0.11)	(160)	(0.12)
Adjusted income attributable to CVS Health (2)	$2,697	$2.04	$2,502	$1.91

Weighted average diluted shares outstanding		1,322		1,312

Supplemental Information
(Unaudited)

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income, which is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance as further described in endnote (1). The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends.

The following is a reconciliation of financial measures of the Company’s segments to the consolidated totals:

In millions	Health Care Benefits	Pharmacy Services (a)	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Three Months Ended
March 31, 2021
Total revenues	$20,483	$36,321	$23,274	$135	$(11,116)	$69,097
Adjusted operating income (loss) (1)	1,782	1,507	1,394	(303)	(175)	4,205
March 31, 2020
Total revenues	19,198	34,983	22,749	90	(10,265)	66,755
Adjusted operating income (loss) (1)	1,491	1,181	1,902	(285)	(176)	4,113
_____________________________________________
(a)Total revenues of the Pharmacy Services segment include approximately $3.4 billion of retail co-payments in each of the three-month periods ended March 31, 2021 and 2020.

Supplemental Information
(Unaudited)

Health Care Benefits Segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

	Three Months Ended March 31,		Change
In millions, except percentages and basis points (“bps”)	2021	2020	$	%
Revenues:
Premiums	$18,942	$17,621	$1,321	7.5%
Services	1,393	1,484	(91)	(6.1)%
Net investment income	148	93	55	59.1%
Total revenues	20,483	19,198	1,285	6.7%
Benefit costs	15,757	14,516	1,241	8.5%
MBR (Benefit costs as a % of premium revenues) (5)	83.2%	82.4%	80	bps
Operating expenses	$3,346	$3,587	$(241)	(6.7)%
Operating expenses as a % of total revenues	16.3%	18.7%
Operating income	$1,380	$1,095	$285	26.0%
Operating income as a % of total revenues	6.7%	5.7%
Adjusted operating income (1)	$1,782	$1,491	$291	19.5%
Adjusted operating income as a % of total revenues	8.7%	7.8%
Premium revenues (by business):
Government	$13,917	$12,469	$1,448	11.6%
Commercial	5,025	5,152	(127)	(2.5)%

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	March 31, 2021			December 31, 2020			March 31, 2020
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership: (6)
Commercial	3,201	13,584	16,785	3,258	13,644	16,902	3,372	14,206	17,578
Medicare Advantage	2,874	—	2,874	2,705	—	2,705	2,584	—	2,584
Medicare Supplement	1,146	—	1,146	1,082	—	1,082	913	—	913
Medicaid	2,184	637	2,821	2,100	623	2,723	1,835	552	2,387
Total medical membership	9,405	14,221	23,626	9,145	14,267	23,412	8,704	14,758	23,462

Supplemental membership information:
Medicare Prescription Drug Plan (standalone)			5,694			5,490			5,624

Supplemental Information
(Unaudited)

The following table shows the components of the change in health care costs payable during the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
In millions	2021	2020
Health care costs payable, beginning of period	$7,936	$6,879
Less: Reinsurance recoverables	10	5
Health care costs payable, beginning of period, net	7,926	6,874
Acquisition	—	412
Add: Components of incurred health care costs
Current year	16,291	14,764
Prior years (a)	(652)	(464)
Total incurred health care costs (b)	15,639	14,300
Less: Claims paid
Current year	9,538	8,773
Prior years	5,767	5,242
Total claims paid	15,305	14,015
Add: Premium deficiency reserve	7	10
Health care costs payable, end of period, net	8,267	7,581
Add: Reinsurance recoverables	5	4
Health care costs payable, end of period	$8,272	$7,585
_____________________________________________
(a)Negative amounts reported for incurred health care costs related to prior years result from claims being settled for amounts less than originally estimated.
(b)Total incurred health care costs for the three months ended March 31, 2021 and 2020 in the table above exclude (i) $7 million and $10 million, respectively, related to a premium deficiency reserve related to the Company’s Medicaid products, (ii) $13 million and $9 million, respectively, of benefit costs recorded in the Health Care Benefits segment that are included in other insurance liabilities on the Company’s unaudited condensed consolidated balance sheets and (iii) $45 million and $68 million, respectively, of benefit costs recorded in the Corporate/Other segment that are included in other insurance liabilities on the Company’s unaudited condensed consolidated balance sheets.

The following table summarizes the Health Care Benefits segment’s days claims payable for the respective periods:

	March 31, 2021	December 31, 2020	March 31, 2020
Days Claims Payable (10)	48	48	48

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

	Three Months Ended March 31,		Change
In millions, except percentages	2021	2020	$	%
Revenues:
Products	$36,067	$34,746	$1,321	3.8%
Services	254	237	17	7.2%
Total revenues	36,321	34,983	1,338	3.8%
Cost of products sold	34,523	33,503	1,020	3.0%
Gross profit (11)	1,798	1,480	318	21.5%
Gross margin (Gross profit as a % of total revenues) (11)	5.0%	4.2%
Operating expenses	$346	$366	$(20)	(5.5)%
Operating expenses as a % of total revenues	1.0%	1.0%
Operating income	$1,452	$1,114	$338	30.3%
Operating income as a % of total revenues	4.0%	3.2%
Adjusted operating income (1)	$1,507	$1,181	$326	27.6%
Adjusted operating income as a % of total revenues	4.1%	3.4%
Revenues (by distribution channel):
Pharmacy network (8)	$21,893	$21,100	$793	3.8%
Mail choice (9)	14,248	13,674	574	4.2%
Other	180	209	(29)	(13.9)%
Pharmacy claims processed: (4) (7)
Total	535.9	541.4	(5.5)	(1.0)%
Pharmacy network (8)	455.4	461.1	(5.7)	(1.2)%
Mail choice (9)	80.5	80.3	0.2	0.2%
Generic dispensing rate: (4) (12)
Total	88.1%	89.0%
Pharmacy network (8)	88.5%	89.5%
Mail choice (9)	85.7%	85.7%

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC segment’s performance for the respective periods:

	Three Months Ended March 31,		Change
In millions, except percentages	2021	2020	$	%
Revenues:
Products	$22,394	$22,522	$(128)	(0.6)%
Services	834	227	607	267.4%
Net investment income	46	—	46	100.0%
Total revenues	23,274	22,749	525	2.3%
Cost of products sold	17,042	16,578	464	2.8%
Gross profit (11)	6,232	6,171	61	1.0%
Gross margin (Gross profit as a % of total revenues) (11)	26.8%	27.1%
Operating expenses	$4,967	$4,391	$576	13.1%
Operating expenses as a % of total revenues	21.3%	19.3%
Operating income	$1,265	$1,780	$(515)	(28.9)%
Operating income as a % of total revenues	5.4%	7.8%
Adjusted operating income (1)	$1,394	$1,902	$(508)	(26.7)%
Adjusted operating income as a % of total revenues	6.0%	8.4%
Revenues (by major goods/service lines):
Pharmacy	$17,885	$17,355	$530	3.1%
Front Store	4,642	5,208	(566)	(10.9)%
Other	701	186	515	276.9%
Net investment income	46	—	46	100.0%
Prescriptions filled (4) (7)	375.4	375.1	0.3	0.1%
Same store sales increase (decrease): (13)
Total	0.4%	9.0%
Pharmacy	4.1%	9.3%
Front Store	(11.4)%	8.0%
Prescription volume (4)	1.0%	9.8%
Generic dispensing rate (4) (12)	87.4%	89.3%

Supplemental Information
(Unaudited)

Corporate/Other Segment

The following table summarizes the Corporate/Other segment’s performance for the respective periods:

	Three Months Ended March 31,		Change
In millions, except percentages	2021	2020	$	%
Revenues:
Premiums	$18	$19	$(1)	(5.3)%
Services	14	2	12	600.0%
Net investment income	103	69	34	49.3%
Total revenues	135	90	45	50.0%
Cost of products sold	8	—	8	100.0%
Benefit costs	45	68	(23)	(33.8)%
Operating expenses	427	377	50	13.3%
Operating loss	(345)	(355)	10	2.8%
Adjusted operating loss (1)	(303)	(285)	(18)	(6.3)%

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected net income attributable to CVS Health to projected adjusted income attributable to CVS Health and calculations of projected GAAP diluted EPS and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. See “Non-GAAP Financial Information” earlier in this press release and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2021
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$8,295	$6.24	$8,455	$6.36
Amortization of intangible assets	2,300	1.73	2,300	1.73
Acquisition-related integration costs	130	0.10	130	0.10
Tax impact of non-GAAP adjustments	(675)	(0.51)	(675)	(0.51)
Adjusted income attributable to CVS Health (2)	$10,050	$7.56	$10,210	$7.68

Weighted average diluted shares outstanding		1,330		1,330

Endnotes

(1) The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends. The consolidated measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from consolidated operating income in determining consolidated adjusted operating income.
(2) Adjusted EPS is calculated by dividing adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs and the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from net income attributable to CVS Health in determining adjusted income attributable to CVS Health.
(3) Enterprise prescriptions include prescriptions dispensed through the Company’s retail pharmacies, long-term care pharmacies, and mail order pharmacies as well as prescription claims managed through our pharmacy benefits manager, with an elimination for managed prescription claims filled through CVS Health dispensing channels. Management uses this metric to analyze the total prescription volume across the Company including variances between actual prescriptions and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of prescription volume on total revenues and operating results.
(4) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(5) Medical benefit ratio is calculated as benefit costs divided by premium revenues and represents the percentage of premium revenues spent on medical benefits for the Company’s insured members. Management uses MBR to assess the underlying business performance and underwriting of its insurance products, understand variances between actual results and expected results and identify trends in period-over-period results. MBR provides management and investors with information useful in assessing the operating results of the Company’s insured Health Care Benefits products.
(6) Medical membership represents the number of members covered by the Company’s insured and ASC medical products and related services at a specified point in time. Management uses this metric to understand variances between actual medical membership and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of medical membership on segment total revenues and operating results.
(7) Total pharmacy claims processed represents the number of prescription claims processed through our pharmacy benefits manager and dispensed by either our retail network pharmacies or our own mail and specialty pharmacies. Prescriptions filled represents the number of prescriptions dispensed through the Retail/LTC segment’s pharmacies. Management uses these metrics to understand variances between actual claims processed and prescriptions dispensed, respectively, and expected amounts as well as trends in period-over-period results. These metrics provide management and investors with information useful in understanding the impact of pharmacy claim volume and prescription volume, respectively, on segment total revenues and operating results.
(8) Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including the Company’s retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity, which is included within the mail choice category. Maintenance Choice permits eligible client plan members to fill their maintenance prescriptions through mail order delivery or at a CVS Pharmacy retail store for the same price as mail order.
(9) Mail choice is defined as claims filled at a Pharmacy Services mail order facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at a retail pharmacy, as well as prescriptions filled at the Company’s retail pharmacies under the Maintenance Choice program.
(10) Days claims payable is calculated by dividing the health care costs payable at the end of each quarter by the average health care costs per day during such quarter. Management and investors use this metric as an indicator of the adequacy of the Company’s health care costs payable liability at the end of each quarter and as an indicator of changes in such adequacy over time.
(11) Gross profit is calculated as the segment’s total revenues less its cost of products sold. Gross margin is calculated by dividing the segment’s gross profit by its total revenues and represents the percentage of total revenues that remains after incurring direct costs associated with the segment’s products sold and services provided. Gross margin provides investors with information that may be useful in assessing the operating results of the Company’s Pharmacy Services and Retail/LTC segments.
(12) Generic dispensing rate is calculated by dividing the segment’s generic drug prescriptions processed or filled by its total prescriptions processed or filled. Management uses this metric to evaluate the effectiveness of the business at encouraging the use of generic drugs when they are available and clinically appropriate, which aids in decreasing costs for client members and retail customers. This metric provides management and investors with information useful in understanding trends in segment total revenues and operating results.
(13) Same store sales and prescription volume represent the change in revenues and prescriptions filled in the Company’s retail pharmacy stores that have been operating for greater than one year, expressed as a percentage that indicates the increase or decrease relative to the comparable prior period. Same store metrics exclude revenues from MinuteClinic® and revenues and prescriptions from LTC operations. Management uses these metrics to evaluate the performance of existing stores on a comparable basis and to inform future decisions regarding existing stores and new locations. Same-store metrics provide management and investors with information useful in understanding the portion of current revenues and prescriptions resulting from organic growth in existing locations versus the portion resulting from opening new stores.